NSAR ITEM 77O
VK New York Quality Municipal Trust
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                  From       shares    underwriting   Purchase
    1         Nassau County NY   Paine Webber 2,795        1.54       6/11/01
              Interim Sales Tax






Underwriters for #1
UBS PaineWebber Incorporated
Goldman, Sachs & Co.
First Albany
Morgan Stanley Dean Witter
Salomon Smith Barney Inc.
R. Beal & Company
Merrill Lynch
Quick & R%eilly, Inc.
Ramirez & Co., Inc.
Roosevelt & Cross